Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the joint proxy statement/prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 30, 2015, relating to the consolidated financial statements of Colonial Financial Services, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

February 17, 2016